[Letterhead of Dechert LLP]



October 31, 2003


D.L. Babson Bond Trust
90 S. 7th Street
Minneapolis, MN  55402


Re: Babson Enterprise Fund, Inc.; Babson Enterprise Fund II, Inc.; Babson-Stewart Ivory International Fund, Inc.; Babson Value Fund, Inc.; D.
     L. Babson Money Market Fund, Inc.; D. L. Babson Tax-Free Income Fund, Inc.; David L. Babson Growth Fund, Inc.; and Shadow Stock Fund, Inc.

Ladies and Gentlemen:

We have acted as counsel for Babson Enterprise Fund, Inc.; Babson Enterprise Fund II, Inc.; Babson-Stewart Ivory International Fund, Inc.; Babson Value Fund, Inc.; D. L. Babson Money Market Fund, Inc.; D. L. Babson Tax-Free Income Fund, Inc.; David L. Babson Growth Fund, Inc.; and Shadow Stock Fund, Inc. (each, a "Registrant," and collectively, the "Registrants"), and are familiar with each Registrant's registration statement under the Investment Company Act of 1940, as amended, and with each Registrant's registration statement relating to its shares under the Securities Act of 1933, as amended. Each Registrant is organized as a corporation under the laws of Maryland.

We have examined each Registrant's Articles of Incorporation and other materials relating to the authorization and issuance of capital stock of each Registrant, the Post-Effective Amendments to each Registrant's Registration Statement filed May 1, 2003 on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, including the information incorporated by reference therein, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Post-Effective Amendment No. 27 to Babson Enterprise Fund, Inc.'s Registration Statement; Post-Effective Amendment No. 18 to Babson Enterprise Fund II, Inc.'s Registration Statement; Post-Effective Amendment No. 23 to Babson-Stewart Ivory International Fund, Inc.'s Registration Statement; Post-Effective Amendment No. 25 to Babson Value Fund, Inc.'s Registration Statement; Post-Effective Amendment No. 33 to D. L. Babson Money Market Fund, Inc.'s Registration Statement; Post-Effective Amendment No. 33 to D. L. Babson Tax-Free Income Fund, Inc.'s Registration Statement; Post-Effective Amendment No. 84 to David L. Babson Growth Fund, Inc.'s Registration Statement; and Post-Effective Amendment No. 23 to Shadow Stock Fund, Inc.'s Registration Statement (collectively, the "Current Post Effective Amendments"), when each Registration Statement is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of its respective series and classes of shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Current Post Effective Amendments to the respective Registrant's Registration Statement on Form N-1A to be filed with the Securities and


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The  Babson  Funds
October  31,  2003
Page  2

Exchange Commission in connection with the continuous offering of the shares of Registrant's capital stock, as indicated above, and to references to our firm, as counsel to Registrant in Registrant's prospectus and Statement of Additional Information dated as of a date on or after the effective date of the Current Post Effective Amendments to the respective Registrant's Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

Very  truly  yours,


Dechert  LLP


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                          [Letterhead of Dechert LLP]

October 31, 2003


D.L. Babson Bond Trust
90 S. 7th Street
Minneapolis, MN  55402

Re: D.L. Babson Bond Trust

Ladies and Gentlemen:

We have acted as counsel for D.L. Babson Bond Trust (the "Registrant") and its series, Portfolio S and Portfolio L (each, a "Fund," and collectively, the "Funds"), and we are familiar with the Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to their shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a statutory trust under the laws of the State of Delaware.

We have examined Registrant's Agreement and Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, Post-Effective Amendment No. 107 to the Registration Statement and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that each Fund's shares proposed to be sold pursuant to Post-Effective Amendment No. 107 to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the applicable Fund and its classes of shares, as described in Post-Effective Amendment No. 107 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 107 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of each Fund's shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the Funds' prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 107 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

Very truly yours,



Dechert LLP


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